UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2018

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, E. L. Spencer, Jr announced his retirement as a director of Auburn National Bancorporation, Inc. (the “Company”) and the Company’s wholly owned subsidiary, AuburnBank (the “Bank”), effective immediately.

Mr. Spencer served as a director of the Company and the Bank since 1984 and 1975, respectively. In addition, Mr. Spencer has served as Chairman Emeritus of the Company’s Board of Directors since 2017, Chairman of the Company’s Board of Directors from 1984 to 2017, Chairman of the Bank’s Board of Directors from 1980 to 2017, Chief Executive Officer and President of the Company from 1990 to 2017 and Chief Executive Officer and President of the Bank from 1990 to 2000.

In recognition of Mr. Spencer’s contributions to the Company and Bank, Mr. Spencer will continue in his role as Chairman Emeritus of the Company.

Mr. Spencer’s retirement is not a result of any disagreement between himself and the Company or the Bank, or their management, the boards of directors or any committee of the board of directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Letter to the Board of Directors from E. L. Spencer, Jr. dated December 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ Robert W. Dumas
Robert W. Dumas
President and Chief Executive Officer

Date: December 11, 2018